Exhibit 99.1

EXCO Resources, Inc. PPT-031-HowardWeilNrgyConf_4-8-08.ppt Howard Weil Energy Conference April 8, 2008

EXCO Resources, Inc. 2 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Forward Looking Statements This presentation contains forward-looking statements, as defined in Section 27A of the Securities Ac t and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements relate to, among other things, the following: • our future financial and operating performance and results; • our business strategy; • market prices; • our future commodity price risk management activities; and • our plans and forecasts. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use the words "may," "expect," "anticipate," "estimate," " believe," "continue," "intend," " plan," "budget" and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other "for ward-looking" information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by l aw. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this presentation, including, but not limited to: • fluctuations in prices of oil and natural gas; • imports of foreign oil and natural gas , including liquefied natural gas; • future capital requirements and availability of financing; • estimates of reserves and economic assumptions used in connection with our acquisitions ; • geological concentration of our reserves; • risks associated with drilling and operating wells; • risks associated with operation of natural gas pipelines and gathering systems; • discover y, acquisition, development and replacement of oil and natural gas reserves ; • cash flow and liquidity; • impact of our private placement of preferred s tock and the impact of dividends on our capital resources and liquidity; • timing and amount of future production of oil and natural gas; • availability of drilling and production equipment; • marketing of oil and natural gas; • developments in oil-producing and natural gas-producing countries; • title to our properties ; • competition; • litigation; • general economic conditions, including costs associated with drilling and operation of our properties; • governmental regulations ; • receipt of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments; • deciding whether or not to enter into derivative financial instruments; • events similar to those of September 11, 2001; • actions of third party co-owners of interests in properties in which we also own an interest; • fluctuations in interest rates; and • our ability to effectively integrate companies and properties that we acquire.

EXCO Resources, Inc. 3 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Forward Looking Statements (continued) We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. You are cautioned not to place undue reliance on a forward-looking statement. When considering our for ward-looking statements, keep in mind the risk factors and other cautionary statements in this presentation, and the risk factors included in the Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices also may reduce the amount of oil or natural gas that we c an produce economic ally. A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. The SEC has generally permitted oil and natural gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable”, “possible”, “ potential” or “unproved” to describe volumes of reserves potentially recoverable through additional drilling or recover y techniques that the SEC’s guidelines prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculations of unproved drill sites and estimation of unproved reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third party engineers or appraisers. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2007 available on our website at www.excoresources.com under the Investor R elations tab or by calling us at 214-368-2084.

EXCO Resources, Inc. 4 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Key Investment Highlights • Outstanding Track Record – 40.4% annualized growth in common share value since 1998 – 40% and 69% compounded growth rates in production and reserves since 2004 • Outstanding Reserve Base(1) – 2.1 Tcfe proved reserves – 2.4 Tcfe low risk unproved reserves – 10.5 - 18.5 Tcfe additional higher risk potential • Strong Inventory of Drilling Locations and Acreage – More than 12,000 engineered, low risk drilling locations; approximately 900 engineered exploitation projects – 2.0 million net acres including • Over 381,000 net acres of Marcellus shale • Over 121,000 net acres of Huron shale • Over 101,000 net acres of Haynesville shale • Over 133,000 net acres of potential in Wyoming • Experienced Management Team with Significant Insider Ownership – Average 20+ years of public/private experience – Management and ALL employees own 13.0% of common shares on a fully diluted basis (excluding preferred shares) – Outside board members and their affiliates own 19.7% of common shares on a fully diluted basis (excluding preferred shares) – Focused on equity returns • Competitive Industry Position – Top 25 US domestic oil and gas company in reserves and production, including the majors – 395 Mmcfe production per day – $6.5 billion enterprise value Our track record and reserve base have positioned us as a Top 25 US domestic oil and natural gas company (1) The reserve estimates provided throughout this document reflect $8 natural gas and $60 oil pricing, adjusted for differentials and excluding hedge effects

EXCO Resources, Inc. 5 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Peer Valuation Comparison 1) Enterprise value based on fourth quarter 2007 balance sheet and adjusted for latest disclosed equity offerings, acquisitions, and dispositions with the stock price as of close on 4/02/08 2) Proved reserves as of 12/31/07 and adjusted based on latest disclosed acquisitions and dispositions through 4/02/08 3) Daily production as of latest midpoint guidance for first quarter 2008 4) EBITDA is the mean 2008 projection from Thomson Financial 5) See footnote one for discussion on stock price, and cash flow per share is the mean 2008 projection from Thomson Financial Note: Peers include RRC, COG, HK, SWN, and SD Enterprise Value / Daily Production3 Enterprise Value / Proved Reserves1,2 Share Price / Cash Flow per Share5 Enterprise Value / EBITDA4 12.94 11.92 9.92 7.74 6.67 11.98 Peer 4 Peer 1 Peer 5 Peer 2 Peer 3 XCO 13.81 12.91 12.20 10.50 6.82 4.20 Peer 4 Peer 5 Peer 1 Peer 2 Peer 3 XCO $9.04 $4.91 $4.67 $3.57 $3.13 $5.12 Peer 4 Peer 3 Peer 1 Peer 5 Peer 2 XCO $33,623 $30,895 $29,900 $22,596 $21,298 $16,823 Peer 4 Peer 1 Peer 5 Peer 2 Peer 3 XCO

EXCO Resources, Inc. 6 PPT-031-HowardWeilNrgyConf_4-8-08.ppt 12 Bcfe Proved 233 Bcfe 3P 1,333 Bcfe 3P+ 2 Mmcfe/d Proved Reserves = 2.1 Tcfe 3P Reserves = 4.5 Tcfe 3P+ Reserves = 15.0 – 23.0 Tcfe Current Production = 395 Mmcfe/d Rockies 144 Bcfe Proved 339 Bcfe 3P 639 Bcfe 3P+ 30 Mmcfe/d Permian Basin 584 Bcfe Proved 1,160 Bcfe 3P 8,160-13,160 Bcfe 3P+ 60 Mmcfe/d Appalachia 316 Bcfe Proved 468 Bcfe 3P 568 Bcfe 3P+ 63 Mmcfe/d Mid-Continent 1,005 Bcfe Proved 2,333 Bcfe 3P 4,333-7,333 Bcfe 3P+ 240 Mmcfe/d East Texas / North Louisiana Reserve Base Our regionally focused reserve base totals between 15.0 – 23.0 Tcfe

EXCO Resources, Inc. 7 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Inventory for the Future Includes over 23,000 drilling locations representing 13.6 - 21.6 Tcfe of reserves Appalachia 6,500+ 7,000-12,000 2-5 years ETX/NLA 1,500+ 2,000-5,000 2-4 years Mid-Continent 500+ 100 3-5 years Permian 700+ 300 2-5 years Rockies 2,000+ 1,100 3-5 years Appalachia 8,165 787 14-15 years ETX/NLA 2,466 1,616 4-6 years Mid-Continent 548 204 4-8 years Permian 684 250 4-5 years Rockies 150 226 2-4 years Engineered Locations Reserves (Bcfe) Time Line To Develop/Prove Potential Locations Reserves (Bcfe) Time Line To Evaluate Low Risk Drilling Upside 3.1 Tcfe 12,000 Locations Developing Potential 10.5 - 18.5 Tcfe 11,200+ Locations Proved Developed 1.4 Tcfe $7.3 Billion of Future Capital • Nearly all low risk reserves will be developed or proved over 4 to 6 years

Undrilled, Low-Risk Upside

Totals Approximately 3.1 Tcfe

PUD Reserves = 611 Bcfe | PRB Reserves = 827 Bcfe | POS Reserves = 1,644 Bcfe



Major Areas/Basins
Major Oil and Gas Fields
Wyoming
Nebraska
Colorado
Kansas
New Mexico
Oklahoma
Texas
Louisiana
Ohio
Pennsylvania
Kentucky
West Virginia

Rockies

226 Bcfe

- Lance, Fort Union, Tensleep, Frontier, Mesa Verde formations
- Conventional limestone traps at 5,000'-17,500'
- 150 locations
- 1 to 2 rigs drilling in 2008
- Average capital per well - $0.5MM to $7.0MM
- Average EUR per well - 0.5 to 4.0 Bcfe

Permian Basin

250 Bcfe

- Canyon Sands, Canyon Reefs, Wolfcamp Reefs and Clearfork Carbonates
- Typical depths of 7,000'-9,000', testing shallow oil at 4,000'
- 684 locations
- 3 to 4 rigs drilling in 2008
- Average capital per well – $700,000
- Average EUR per well – 0.4 to 0.5 Bcfe

East Texas / North Louisiana

1,616 Bcfe

- Primarily Cotton Valley, Hosston and Bossier tight sand formations
- Typical depths of 10,000'-15,000'
- 2,466 Locations
- 9 to 12 rigs drilling in 2008

Vernon

- Average capital per well – $4.0MM to $5.0MM
- Average EUR per well – 2.0 Bcfe to 4.0 Bcfe

Cotton Valley

- Average capital per well – $1.5MM to $2.0MM
- Average EUR per well – 0.6 Bcfe to 1.5 Bcfe

Appalachia

787 Bcfe

- Shallow oil and gas "resource play"
- Multiple conventional and shale formations 2,000' – 6,000'
- 8,165 locations
- 9 to 11 rigs drilling in 2008
- Average capital per well – $250,000
- Average EUR per well – 130 Mmcfe

Mid-Continent

204 Bcfe

- Cherokee, Chester, Morrow, Sycamore, Hunton and Viola formations
- Tight limestone and sandstone targets at 4,000'- 17,000'
- 548 Locations
- 2 to 4 rigs drilling in 2008

Golden Trend

- Average capital per well – $2.5MM to $4.4MM
- Average EUR per well – 0.8 Bcfe to 3.0 Bcfe

Mocane Laverne

- Average capital per well – $1.0MM
- Average EUR per well – 0.4 Bcfe to 1.5 Bcfe

EXCO Resources, Inc. | 8

EXCO Resources, Inc. 9 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Rockies Permian Basin Appalachia Mid-Continent East Texas / North Louisiana 300 Bcfe Potential • 15,000 net acre field extension completed • Wolf camp / Clearfork oil play being evaluated by 3D • 20,000 acre Tannehill shallow oil being worked – drilling 6 wells • Leasing additional acreage • Acquiring additional proprietary 3-D seismic Estimated Unbooked Potential Totals approximately 10.5 – 18.5 Tcfe • Total company acreage approximates 2,000,000 total net acres 1,100 Bcfe Potential • Drilled Wind River test well; preparing to complete • Leasing acreage • Drill evaluation wells in 2008 (5 in Wind River, 4 in Big Horn-shallow gas) • Shooting 20 mi2 3D at East Salt Creek; CO2 enhanced recovery potential • Evaluating JV opportunities 7,000-12,000 Bcfe Potential • Drilled 4 Marcellus shale test wells with encouraging results • Leasing additional acreage • Staffing to exploit our 502,000+ net acre Marcellus and Huron shale position • Planning 7 to 10 vertical and 4+ horizontal Marcellus and 2+ Huron shale horizontal wells in 2008 • Evaluating JV opportunities 100 Bcfe Potential • Downspacing in Golden Trend and Mocane-Laverne • Atoka recompletions in Mocane-Laverne • Basal Chester deepening and drilling • Modeling 3D to detect deeper Chester formation 2,000-5,000 Bcfe Potential • Drilling numerous downspacing pilot locations • Drilling Vernon stepouts – successful results • Evaluating 65,000 acres of leasehold near Vernon to continue field extension • Conducting extensive refrac program at Vernon • Leasing and testing new Cotton Valley and Haynesville shale field areas •
Haynesville-drilled one vertical well; evaluating acreage

PPT-031-HowardWellNgyCost_4-8-08.ppt

Marcellus and Huron Shale Fairways


MI
NY
LAKE ERIE
Marcellus Fairway
PA
OH
MD
DE
WV
Lower Huron Fairway
KY
VA
OUTCROP
MARCELLUS
100'
150'
200'
300'

- Total Marcellus shale acreage
  - 413,550 gross
  - 381,704 net
- Marcellus fairway acreage
  - 253,476 gross
  - 243,403 net in > 100' thick and overpressured
- Drill four horizontal Marcellus wells
  - First spud in Q2
- Drill seven to ten vertical Marcellus wells across acreage
- Total Huron shale acreage
  - 142,044 gross
  - 121,574 net
- Drill 2+ Huron wells
  - First spud in Q2
- Continue leasing prospective acreage throughout both plays

EXCO Resources, Inc. | 10

EXCO Resources, Inc. 11 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Haynesville Shale Total Haynesville shale acreage – 123,000 gross – 101,000 net • 2008 plans – Drilled 1 vertical well; waiting on completion – Drilling 2nd vertical well; plan on drilling three more across acreage – Evaluate additional vertical and horizontal drilling plans – Continue leasing prospective acreage Haynesville Shale

EXCO Resources, Inc. 12 PPT-031-HowardWeilNrgyConf_4-8-08.ppt 2008 Increased Capital Budget and Drilling Schedule Drilling & Completion $513 MM (696 projects) Exploitation $32 MM (82 projects) Operations & Other $218 MM Midstream $19 MM • Our development budget totals $782 million(1), which includes $150 million for Marcellus Shale leasing and drilling (1) Does not include $18MM for IT and other (2) Does not include $18MM for IT and other and $19MM f or Midstream 66% 28% 2% 4% 2008 Capital Program Area Drilling & Completion (Net MM) Gross Projects (#) Exploitation (Net MM) Gross Projects (#) Operations & Other (Net MM) Total 2008 Capital Budget (Net MM)(2) ETX / NLA $245 139 $26 25 $68 $339 Appalachia 111 335 1 22 131 243 Mid-Continent 48 57 4 30 5 57 Permian 98 156 1 3 10 109 Rockies 11 9 - 2 4 15 Total $513 696 $32 82 $218 $763

EXCO Resources, Inc. 13 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Liquidity and Financial Position (1) Excludes unamortized bond premium (2) Excludes $7 million in offering costs (3) Net of $4.3 million in letters of credit at both December 31, 2007 and February 20, 2008 • Recently entered into $700 million of interest rate swaps – Swapped at an average 2.66% LIBOR from February 2008 to February 2010 (In thousands) December 31, 2007 February 29, 2008 Cash $ 55,510 $ 67,928 Bank debt (LIBOR + 125- 150bps) $ 1,643,500 $ 1,993,500 Senior notes (7 1/4%)(1) 444,720 444,720 Total debt $ 2,088,220 $ 2,438,220 7% convertible preferred(2) $ 2,000,000 Common shareholders’ equity 1,115,742 Total capitalization $ 5,203,962 Net debt to total capitalization 39% Borrowing base $ 2,2 00,000 $ 2,475,000 Unused borrowing base(3) $ 552,205 $ 477,205

EXCO Resources, Inc. 14 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Current Hedge Position Mitigates market risk and locks in future cash flow for development and acquisition program • Target hedging 65-80% of production volumes for 3-5 years • Hedging program covers long term debt • Only 13% of Proved Reserves hedged • Recently entered into interest rate swaps: • $700MM of debt swapped at 2.66% LIBOR from Feb. 2008 to Feb. 2010 (1) Based on 2008 production guidance held flat for 2009 and beyond NYMEX Swaps Gas Mmcf Contract price per Mmcf Oil Mbbls Contract price per Bbl Percent Hedged(1) Q1 2008 25,485 $ 8.59 355 $ 68.27 79% Q2 2008 26,685 8.27 355 68.23 80% Q3 2008 26,910 8.29 358 68.20 79% Q4 2008 26,910 8.39 358 68.16 77% 2009 100,530 8.18 1,215 69.11 72% 2010 40,748 8.03 473 84.85 29% 2011 9,125 7.97 - - 6% 2012 1,830 4.51 - - 1% 2013 1,825 4.51 - - 1% Total 260,048 $ 8.18 3,114 $ 71.09 Total of 278,732 Mmcfe Hedged at $8.43

EXCO Resources, Inc. 15 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Net Asset Value Summary In millions, except per share and per unit Low High Proved Reserves 2.1 Tcfe at $2.50 to $3.00 per Mcfe $5,153 $6,183 Low-risk Unproved Upside 2.4 Tcfe at $0.50 to $0.75 per Mcfe 1,236 1,854 Potential Upside 10.5 - 18.5 Tcfe - - Midstream Assets 400 500 Total Asset Value $6,789 $8,537 Less: Net, Long-term Debt 2,370 2,370 Equity Value $4,419 $6,167 Fully Diluted Shares Including Preferred 212 212 NAV per Share $20.84 $29.09

PPT-031-HowardWeilNrgyConf_4-8-08.ppt Regional Overviews

EXCO Resources, Inc. 17 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Long Reserve Life and Multi-Year Project Inventory Across All Regions As of January 1, 2008(6) (1) December 31, 2007 proved reserves with $8 natural gas and $60 oil pricing, adjusted for differentials and excluding hedge effects (2) December 31, 2007 proved, probable and possible reserves with $8 natural gas and $60 oil pricing, adjusted f or differentials and excluding hedge effects (3) Reserve life based on proved reserves and annualized production (4) We operate approximately 90% of our gross and net wells (5) Includes drilling and completion, exploitation, operations and other capital; Midstream and IT capital not included (6) Pro Forma f or Appalachia acquisition (7) Shale acreage is subset of Appalachia shallow acreage East TX / North LA Appalachia (shallow) Appalachia(7) (shale) Mid- Continent Permian Rockies Total Reserves & Well Summary: Proved Reserves(1) (Bcfe) 1,005 584 - 316 144 12 2,061 Total Reserves(2) (Bcfe) 2,333 1,160 - 468 339 233 4,533 Potential (Bcfe) 2,000-5,000 - 7,000-12,000 100 300 1,100 10,500-18,500 Total Reserves + Potential (Bcfe) 4,333-7,333 1,160 7,000-12,000 568 639 1,333 15,033-23,033 Production (Mmcf e/d) 240 60 - 63 30 2 395 Reserve Life(3) (Years) 11.5 26.7 - 13.7 13.2 16.4 14.3 Well Count(4) (Gross) 1,578 9,274 - 1,638 287 66 12,843 Well Count(4) (Net) 1,189 8,230 - 937 229 54 10,639 Acreage, Projects & Budget Summary: Gross / Net Acreage (Thousands) 329/278 1,400/1,292 414/382 379/222 72/50 150/133 2,330/1,975 Gross Drilling Locations (Total / 2008E) 3,966/139 8,165/432 6,500/11 1,048/57 1,384/156 2,150/9 23,213/793 Gross Exploitation Projects (Total / 2008E) 543/25 121/22 -/- 179/30 44/3 7/2 894/82 2008 Drilling and Develop Budget(5) (Millions) $ 339 $ 93 $ 150 $ 57 $ 109 $ 15 $ 763

EXCO Resources, Inc. 18 PPT-031-HowardWeilNrgyConf_4-8-08.ppt East Texas/North Louisiana Division Overview Portfolio Highlights Reserves Locations Bcfe Gross / Net PD 717 PUD 288 475 / 353 TP 1,005 Prob 502 393 / 293 Poss 826 1,598 / 1,236 3P 2,333 2,466 / 1,882 Potential 2,000-5,000 1,500 / 1,160 Total 4,333-7,333 3,966 / 3,042 • Producing wells: 1,578 (gross) / 1,189 (net) • Current net daily production: 240 Mmcfe/d • Reserve life: 11.5 years • Gross/net acreage (thousands): 329 / 278 • 2008 Capital Program • 9 to 12 rig program • $339MM total capital • $245MM / 139 drilling projects • $26MM / 25 exploitation projects • $68MM operations and other projects • 240-245 Mmcfe/d 2008 expected average rate • 240-250 Mmcfe/d 2008 expected exit rate Counties / Parishes in green contain EXCO leasehold interest

EXCO Resources, Inc. 19 PPT-031-HowardWeilNrgyConf_4-8-08.ppt East Texas/North Louisiana Low-risk and Potential Upside Gladewater • Downspacing • Geoscience evaluation ongoing • Horizontal drilling Longwood/Waskom • Complete in Hosston • Downspacing Vernon • Drill 24+ wells in 2008 • Testing field limits • Downspacing opportunities • Increased locations from 15 to 282 • 100+ refrac opportunities • Evaluating 65,000+ acres • Shallow and deep potential Holly/Caspiana • Drill 75 wells in 2008 • Testing downspacing viability • Completing in uphole Hosston zones • Leasing additional acreage • Acquire additional WI • Currently hold 34,000 acres • New drilling records Redlands Prospect Area • 15,000 prospective acres • Drilled 5 wells; first IP was 1.5 Mmcf/d and 100 BOPD • Other wells in various completion/evaluation stages Haynesville Shale • 101,000+ prospective net acres • Drilled vertical well; evaluating • Drilling 3 additional evaluation wells across acreage • Leasing additional acreage Clinton Lake/Potters Point • 8,000 prospective acres • Additional leasing ongoing • Drilled two evaluation wells Overton • Recent drilling success • Horizontal opportunities • Spud first horizontal well in 2nd half 2008

EXCO Resources, Inc. 20 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Appalachia Division Overview Portfolio Highlights Reserves Locations Bcfe Gross / Net PD 372 PUD 212 1,649 / 1,467 TP 584 Prob 167 581 / 498 Poss 409 3,931 / 3,496 3P 1,160 8,165 / 7,237 Potential 7,000-12,000 6,500 / 6,500 Total 8,160-13,160 14,665 / 13,737 • Producing wells: 9,274 (gross) / 8,230 (net) • Current net daily production: 60 Mmcfe/d • Reserve life: 26.7 years • Gross/net acreage (thousands): 1,794 / 1,655 • 2008 Capital Program • 9 to 11 rig program • $243MM total capital • $111MM / 335 drilling projects • $1MM / 22 exploitation projects • $131MM operations and other projects • 61-63 Mmcfe/d 2008 expected average production • 62-66 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest Silurian Clinton-Medina Sands Marcellus Activity Devonian Sands & Shale; Huron Shale

EXCO Resources, Inc. 21 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Appalachia Central PA 388,029 net acres 237 Bcfe 3P reserves 3,608 3P drilling locations 2008 drilling – 132 wells Northwest PA 77,401 net acres 97 Bcfe 3P reserves 921 3P drilling locations 2008 drilling – 29 wells Eastern OH 324,425 net acres 97 Bcfe 3P reserves 386 3P drilling locations 2008 drilling – 31 wells Northern WV 112,095 net acres 136 Bcfe 3P reserves 620 3P drilling locations 2008 drilling – 19 wells Southern WV 233,188 net acres 108 Bcfe 3P Reserves 361 3P drilling locations 2008 Drilling – 6 wells New Albany Shale 32,205 net acres 16 Bcfe 3P reserves 136 3P drilling locations Overpressured Marcellus • Over 243,000 net acres in core area • Over 381,000 total prospective net acres in the play • 2008 drilling – 7 to 10 vertical wells and 4 horizontal wells Low-risk and Potential Upside Huron Shale Over 121,000 net acres 2008 – drill 2+ horizontal wells

EXCO Resources, Inc. 22 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Mid-Continent Area Division Overview Portfolio Highlights • TXOK acquisition 2005; APC acquisition 2007 • Producing wells: 1,638 (gross) / 937 (net) Reserves Locations Bcfe Gross / Net PD 264 PUD 52 117 / 75 TP 316 Prob 58 69 / 36 Poss 94 362 / 166 3P 468 548 / 277 Pot 100 500 / 250 Total 568 1,048 / 527 • Current net daily production: 63 Mmcfe/d • Reserve life: 13.7 years • Gross/net acreage (thousands) 379 / 222 • 2008 Capital Program: • 2 to 4 rig program • $57MM total capital • $48MM / 57 drilling projects • $4MM / 30 exploitation projects • $5MM operations and other projects • 63-65 Mmcfe/d 2008 expected average production • 63-67 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. 23 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Mid-Continent Low Risk and Potential Upside Mocane-Laverne • Drill 37 wells in 2008 • 234 drilling locations • Increase density drilling • Atoka recompletions • Basal Chester opportunities • Evaluating 3D applicability to detect deeper hydrocarbons • Evaluating horizontal viability Golden Trend • Drill 17 wells in 2008 • 296 drilling locations • 90 square mile 3D seismic for structure evaluation • Evaluating horizontal viability • Downspacing to 40 acres Watonga Chickasha • Blowdown of Norge Marchand Waterflood • Potential downspacing •Workover potential Woodward Lindsay

EXCO Resources, Inc. 24 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Permian Basin Division Overview Portfolio Highlights • Producing wells: 287 (gross) / 229 (net) Reserves Locations (Bcfe) Gross / Net PD 89 PUD 55 172 / 164 TP 144 Prob 94 206 / 188 Poss 101 306 / 257 3P 339 684 / 609 Pot 300 700 / 588 Total 639 1,384 / 1,197 • Current net daily production: 30 Mmcfe/d • Reserve life: 13.2 years • Gross/net acreage (thousands): 72 / 50 • 2008 Capital Program: • 3 to 4 rig program • $109MM total capital • $98MM / 156 gross drilling projects • $1MM / 3 gross exploitation projects • $10MM operations and other projects • 27-31 Mmcfe/d 2008 expected average production • 30-36 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. 25 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Permian Low-risk and Potential Upside Ackerly • 2 horizontal tests in 2008 • 40 more possible Beggs Ranch • Shallow oil prospect • 20,000 net acres • Drilling 6 well test program • 45 mi2 3D seismic shoot in 2008 Sugg Ranch • 600 Drilling locations • Drill 147 wells in 2008 • Will have 100+ mi2 3D seismic • Established multi-pay Canyon, Clearkfork and Wolfcamp formations – oil and gas • Acquired 12,000+ net acres additional leasehold, on trend with current production

EXCO Resources, Inc. 26 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Rocky Mountains Overview Portfolio highlights • Producing wells: 66 (gross) / 54 (net) Reserves Locations (Bcfe) Gross / Net PD 7 PUD 5 11 / 9 TP 12 Prob 8 12 / 10 Poss 213 127 / 88 3P 233 150 / 107 Pot 1,100 2,000 / 1,940 Total 1,333 2,150 / 2,047 • Current net daily production: 2 Mmcfe/d • Reserve life: 16.4 years • Gross/net acreage (thousands): 150 / 133 • 2008 Capital Program: • 1 to 2 rig program • $15MM total capital • $11MM / 9 gross drilling projects • $0.2MM / 2 gross exploitation projects • $4MM operations and other projects • 2-3 Mmcfe/d 2008 expected average rate • 2-3 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

PPT-031-HowardWeilNrgyConf_4-8-08.ppt

Rocky Mountains
Low-risk and Potential Upside


Birdseye Prospect
• 7,400 net acre leasehold
• Drilled 14,000 ft well
• Multiple pays in Ft Union/Lance; 4 Bcfe target
• Additional 3,400 net acre farmout
• Drill 1 additional well in 2008
• Potential for 160 total drilling locations
Schuster Flats Prospect
• Drill 2 natural gas wells in 2008
Blue Springs Prospect
• Drill 2 oil wells in 2008
N
Wyoming Leasehold
• 133,000 net acres total in Wind River, Powder River and Big Horn Basins
• Will drill 9 wells in 2008 in Wind River and Big Horn Basins
• Considering JV opportunities
Boone Dome Field
• Drill 2 wells in 2008
• Deepen 2 wells in 2008
•Evaluating:
• In-fill drilling
• Reservoir enhancement
• Facilities enhancement
• By-passed reservoirs
East Salt Creek Field
• Acquiring 20 mi² 3D seismic
• Evaluating:
• CO_2 flood potential
• In-fill drilling
• Step-out drilling
• Reservoir enhancement
• By-passed reservoirs
Counties with EXCO Leasehold
Office Locations
Major Fields

EXCO Resources, Inc. | 27

PPT-031-HowardWeilNrgyConf_4-8-08.ppt Appendix EXCO Resources, Inc.

Year End Total Proved Reserves



Year-end 2007 SEC Proved Reserves[1]	1,865
Price Revisions to $8 gas and $60 oil[2]	37
Year-end 2007 Proved Reserves	1,902
Appalachia Acquisition[3] (closed 2/20/08)	159
Pro Forma with Appalachia Acquisition	2,061

- Year-end 2007 reserves (without Appalachia Acquisition) were 93% natural gas and 71% proved developed

	2007	3 Year
Reserve Replacement:		
All-in[4]	781%	956%
Drill-bit only[5]	159%	164%
Reserve Replacement Cost:		
All-in[4]	$ 2.96	$ 2.44
Drill-bit only[5]	$ 2.31	$ 2.18

(1) As of December 31, 2007 SEC pricing of $6.80 for natural gas and $95.92 for oil without the effects of commodity derivatives and adjusted for historical differentials
(2) From December 31, 2007 SEC pricing to $8.00 natural gas and $60.00 oil without the effects of commodity derivatives and adjusted for historical differentials. This price case is presented because it is used for internal planning purposes and financial guidance
(3) NYMEX Strip pricing November 15, 2007
(4) All-in reserve replacement is calculated using extensions and discoveries, acquisitions and revisions. Total revisions were 79.8 Bcfe consisting of 139.3 Bcfe of negative performance revisions offset by positive revisions of 59.5 Bcfe due to price increases. Costs include drilling and development and acquisitions of proved properties
(5) Drill-bit only reserve replacement is calculated using extensions and discoveries. Costs include drilling and development costs

EXCO Resources, Inc. | 29

EXCO Resources, Inc. 30 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Year End 2007 Reserve Detail (1) Mcf e - One thousand cubic feet equivalent calculated by converting one Bbl of oil to six Mcf of natural gas (2) Performance revisions were 139,325 Mmcfe offset by 59,550 Mmcfe of positive price revisions (Dollars in thousands, except per Mcfe) Cost Reserves (Mmcfe) Per Mcfe development and exploration costs $ 446,675 193,062 $ 2.31 Proved property acquisition 2,356,354 833,567 2.83 Subtotal 2,803,029 1,026,629 2.73 Revisions– price - 59,550 - Revisions – performance - (139,325) - Subtotal 2,803,029 946,854 2.96 Unproved property acquisition 117,893 - - Lease acquisitions and other 21,415 - - Subtotal 2,942,337 946,854 3.11 Capitalized asset retirement 5,127 - - Total $ 2,947,464 946,854 $ 3.11 Oil (Mbbls) Natural Gas (Mmcf ) Equivalent (Mmcfe)(1) December 31, 2006 16,155 1,126,602 1,223,532 Purchase of reserves in place 10,500 770,567 833,567 New discoveries and extensions 2,469 178,248 193,062 Revisions of previous estimates (188) (78,647) (79,775) Production (1,645) (111,419) (121,289) Sales of reserves in place (6,361) (145,801) (183,967) December 31, 2007 20,930 1,739,550 1,865,130

Operating Results



	4th Quarter		Twelve Months		Period to Period Change: 4th Quarter		Period to Period Change: Twelve Months	
(In thousands)	2006	2007	2006	2007	Amount	Percent	Amount	Percent
Revenues and other income:								
Oil	$ 16,778	$ 41,391	$ 57,043	$ 117,073	$ 24,613	147%	$ 60,030	105%
Natural gas	104,368	214,860	298,737	728,987	110,492	106%	430,250	144%
Marketing and other Income	1,433	8,451	5,005	33,643	7,018	490%	28,638	572%
Cash settlement on derivatives	18,273	23,460	29,423	108,413	5,187	28%	78,990	268%
Total revenues	140,851	288,162	390,208	988,116	147,310	105%	597,908	153%
Costs and expenses:								
Operating costs– Cash	$ 18,755	$ 32,387	$ 46,534	$ 113,567	$ 13,632	73%	$ 67,033	144%
Operating costs– Non-cash(1)	-	2,094	-	3,591	2,094	-	3,591	-
Production taxes	8,177	13,603	22,340	53,282	5,426	66%	30,942	139%
Total production costs	26,932	48,084	68,874	170,440	21,152	79%	101,566	147%
General and administrative Cash	16,273	14,683	34,674	55,629	(1,590)	(10)%	20,955	60%
General and administrative- Non-cash(1)	4,105	3,811	6,532	9,041	(294)	(7)%	2,509	38%
Total costs and expenses	47,310	66,578	110,080	235,110	19,268	41%	125,030	114%
Non- cash adjustments from above(2)	4,105	5,905	6,532	12,632	1,800	-	6,100	-
Adjusted EBITDA(2)	$ 97,647	$ 227,489	$ 286,660	$ 765,638	$ 129,842	133%	$ 478,978	167%

(1) Stock based compensation
(2) Non-GAAP measure - please see tables on slides 24 to 26 for reconciliation to most comparable GAAP measure

EXCO Resources, Inc. | 31

EXCO Resources, Inc. 32 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Unit Operating Statistics (1) Does not include the effects of derivative financial instruments (2) Does not include stock based compensation which would have increased operating costs per Mcfe by $0.06 and $0.03 f or Q4 2007 and f or the full year 2007 Period-to- Period Change 4th Quarter Twelve Months 4th Quarter Twelve Months (In thousands) 2006 2007 2006 2007 Amount Percent Amount Percent Production volumes: Oil – Mbbls 304 469 916 1,645 165 54% 729 80% Gas – Mmcf 16,486 31,828 44,123 111,419 15,342 93% 67,296 153% Total - Mmcfe 18,310 34,642 49,619 121,289 16,332 89% 71,670 144% Realized pricing(1): Oil per Bbl $ 55.19 $ 88.25 $ 62.27 $ 71.17 $ 33.06 60% $ 8.90 14% Gas per Mcf 6.33 6.75 6.77 6.54 0.42 7% (0.23) (3)% Per Mcf e 6.62 7.40 7.17 6.98 0.78 12% (0.19) (3)% Production costs per Mcfe: Operating costs(2) $ 1.02 $ 0.94 $ 0.94 $ 0.94 $ (0.08) (8)% $ 0.00 0% Production taxes 0.45 0.39 0.45 0.44 (0.06) (13)% (0.01) (2)% Total production costs 1.47 1.33 1.39 1.38 (0.14) (10)% (0.01) (1)% Cash operating margin $ 5.15 $ 6.07 $ 5.78 $ 5.60 $ 0.92 18% $ (0.18) (3)% Effects of cash settlements on derivatives 1.00 0.67 0.59 0.89 (0.33) (33)% 0.30 51% Net cash operating margin 6.15 6.74 6.37 6.49 0.59 10% 0.12 2%

EXCO Resources, Inc. 33 PPT-031-HowardWeilNrgyConf_4-8-08.ppt 2008 Guidance (1) Includes $3.5 million to $4.5 million of costs related to the withdrawal of the EXCO Partners IPO in Q1 2008 (2) 2008 estimate based on NYMEX $8.00 natural gas and $60.00 oil 2008E ($ in thousands, except per unit amounts) Low High Production: Oil – Mbbls 1,980 2,020 Gas - Mmcf 131,900 135,000 Mmcfe 143,800 147,100 Per day - Mmcfe 393 402 Differentials to NYMEX : Oil per Bbl ($3.75) ($3.50) Gas per Mcf 93% 97% Lease operating expense $129,100 $141,100 Stock based compensation - LOE $4,640 $6,540 Production tax rate 6.5% 7.5% Interest income $1,000 $2,000 Midstream income $34,600 $36,600 Depletion rate per Mcfe $3.05 $3.15 Depreciation r ate per Mcfe $0.13 $0.23 Asset retirement obligation $6,180 $7,180 Cash G&A(1) $66,400 $71,400 Non-cash stock comp $10,380 $15,380 Interest expense $124,800 $132,800 Tax rate 40% 40% Cash tax rate 0% 0% Preferred dividends $140,000 $140,000 Adjusted EBITDA at Midpoint(2) $933,600

EXCO Resources, Inc. 34 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Quarterly 2008 Guidance (1) Includes $3.5 million to $4.5 million of costs related to the withdrawal of the EXCO Partners IPO in Q1 2008 (2) 2008 estimate based on NYMEX $8.00 natural gas and $60.00 oil 1st Q 2008E 2nd Q 2008E 3rd Q 2008E 4th Q 2008E ($ in thousands, except per unit amounts) Low High Low High Low High Low High Production: Oil - Mbbls 480 490 490 500 500 510 510 520 Gas - Mmcf 31,800 32,300 32, 600 33,400 33,300 34,200 34,200 35,100 Mmcfe 34,700 35,200 35,500 36,400 36,300 37,300 37,300 38,200 Per day - Mmcfe 381 387 390 400 395 405 405 415 Differentials to NYMEX: Oil per Bbl ($3.75) ($ 3.50) ($3.75) ($ 3.50) ($3.75) ($ 3.50) ($3.75) ($3.50) Gas per Mcf 93% 97% 93% 97% 93% 97% 93% 97% Lease operating expense $31,500 $34,500 $32,200 $35,200 $32,700 $35,700 $32,700 $35,700 Stock based compensation – LOE $750 $1,250 $750 $1,250 $750 $1,250 $2,390 $2,790 Production tax rate 6.5% 7.5% 6.5% 7.5% 6.5% 7.5% 6.5% 7.5% Interest income $250 $500 $250 $500 $250 $500 $250 $500 Midstream income $7,100 $7,600 $7,500 $8,000 $10,000 $10,500 $10,000 $10,500 Depletion rate per Mcfe $3.05 $3.15 $3.05 $3.15 $3.05 $3.15 $3.05 $3.15 Depreciation r ate per Mcfe $0.10 $0. 20 $0.10 $0. 20 $0.15 $0.25 $0.15 $0.25 Asset retirement obligation $1,545 $1,795 $1, 545 $1,795 $1, 545 $1,795 $1,545 $1,795 Cash G&A(1) $18,600 $20,600 $15,700 $16,700 $15,800 $16,800 $16,300 $17,300 Non- cash stock comp $2, 170 $3,170 $2,070 $3,070 $2,070 $3,070 $4,070 $6,070 Interest expense $29,400 $31,400 $31,800 $33,800 $31,800 $33,800 $31,800 $33,800 Tax rate 40% 40% 40% 40% 40% 40% 40% 40% Cash tax rate 0% 0% 0% 0% 0% 0% 0% 0% Preferred dividends $35,000 $35,000 $35,000 $35,000 $35,000 $35,000 $35,000 $35,000 Adjusted EBITDA at Midpoint (2) $225,100 $227,600 $235,900 $245,000

EXCO Resources, Inc. 35 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Non-GAAP Reconciliations (1) Operating cash flow before working capital changes is presented because management believes it is a useful financial indicator for companies in our industry. This non-GAAP disclosure is widely accepted as a measure of an oil and natural gas company’s ability to provide cash used to fund development and acquisition activities and service debt or pay dividends . Operating cash flow is not a measure of financial performance pursuant to GAAP and should not be used as an alternative to c ash flows from operating, investing, or financing activities . (1) Based on 106,532,360 diluted shares (2) Based on 106,983,614 shares for adjusted net income and 104,364,092 s hares for adjusted net loss (3) Income taxes for the year ended December 31, 2007 include $11.0 million of non-cash expense valuation allowance attributable to the substitution of current net operating losses for foreign tax credits previously utilized in connection with the sale of our Canadian subsidiary in 2005. This substitution resulted in a cash refund of approximately $6.0 million during the fourth quarter of 2007. The valuation allowance was required due to the lack of current foreign operations. (4) Management is disclosing the non-GAAP measures of adjusted net income and adjusted net income available to common shareholders because it quantifies the financial impact of non-cash gains or losses resulting from derivative financial instruments and certain items management believes affect the comparability of our results of operations which are included in GAAP net income measures. Consolidated Cash Flows From Operations Adjusted Net Income Three months ended December 31, 2007 Year ended December 31, 2007 (In thousands , except per share) Amount Per Share(1) Amount Per Share(2) Net Income (loss), GAAP $ (1,995) $ 49,656 Adjustments (after tax): Non- cash mark-to- market losses on derivative financial instruments , after taxes 45,994 48,882 Non- cash income tax valuation allowance (3) - 11,000 Nonrecurring financing costs, after taxes (3) - 19,228 Total adjustments 45,994 79,110 Adjusted net income(4) $ 43,999 $ 128, 766 Net loss available to common shareholders, GAAP $ (36,995) $ (0.35) $ (83,312) $ (0.80) Adjustments shown above 45,994 0.43 79,110 0.76 Adjusted net income (loss) available to common shareholders (4) $ 8,999 $ 0.08 $ (4,202) $ (0.04) (Unaudited in thousands) Three months ended December 31, 2006 Three months ended December 31, 2007 Year ended December 31, 2006 Year ended December 31, 2007 Cash flow from operations, GAAP $ 54,765 $ 197,531 $ 227,659 $ 577,829 Net change in working capital (476) 821 (21,226) 36,139 Cash flow from operations before changes in working capital, non-GAAP measure(1) $ 54,289 $ 198,352 $ 206,433 $ 613,968

PPT-031-HowardWeilEnergyConf_4-8-08.ppt

Non-GAAP Reconciliations

EBITDA and adjusted EBITDA reconciliations

(Unaudited, in thousands)	Three months ended December 31, 2006	Three months ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2007
Net income (loss)	$ (966)	$ (1,995)	$ 138,954	$ 49,656
Interest expense	43,586	34,575	84,871	181,350
Income tax expense	216	1,253	89,401	60,096
Depreciation, depletion and amortization	54,393	109,623	135,722	375,420
EBITDA[1]	**97,229**	**143,456**	**448,948**	**666,522**
Accretion of discount on asset retirement obligations	936	1,344	2,014	4,878
Non-cash change in fair value of derivative financial instruments	(4,623)	76,785	(169,241)	81,606
Stock based compensation expense	4,105	5,904	6,532	12,632
Equity in net income of TXOK Acquisition, Inc.	-	-	(1,593)	-
Adjusted EBITDA[1]	**$ 97,647**	**$ 227,489**	**$ 286,660**	**$ 765,638**
Interest expense	(43,586)	(34,575)	(84,871)	(181,350)
Income tax expense (benefit)	(216)	(1,253)	(89,401)	(60,096)
Amortization of deferred financing costs, premium on 7¼% senior notes due 2011 and discount on long-term debt	228	(468)	4,733	10,332
Deferred income taxes	216	1,253	89,401	66,171
Gain on sale of other assets	-	(288)	(89)	(941)
Settlements of derivative financial instruments with a financing element	-	6,194	-	14,214
Changes in operating assets and liabilities	476	(821)	21,226	(36,139)
Net cash provided by operating activities	**$ 54,765**	**$ 197,531**	**$ 227,659**	**$ 577,829**
Statement of cash flow data:				
Cash flow provided by (used in):				
Operating activities	$ 54,765	$ 197,531	$ 227,659	$ 577,829
Investing activities	(1,265,231)	(367,885)	(1,791,517)	(2,396,437)
Financing activities	1,210,597	79,067	1,359,727	1,851,296

EXCO Resources, Inc. | 36

EXCO Resources, Inc. 37 PPT-031-HowardWeilNrgyConf_4-8-08.ppt Non-GAAP Reconciliations (1) Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization. “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivatives, stock-based compensation expense and equity in net income of TXOK Acquisition, Inc. We have presented EBITDA and Adjusted EBITDA because they are a widely used measure by investors, analysts and rating agencies for valuations, peer comparisons and investment recommendations. In addition, these measures are used in covenant calculations required under our credit agreement and the indenture governing our 7 1/4 % senior notes, and compliance with the liquidity and debt incurrence covenants included in these agreements is considered material to us. Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities. As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.